UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 9, 2012

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item2.02	Results of Operations and Financial Condition.

On October 11, 2012, Oil-Dri Corporation of America (the “Registrant”) issued a press release announcing its results of operations for its fourth quarter and fiscal year ended July 31, 2012. A copy of the press release is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference. The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and it shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Fiscal 2013 Annual Incentive Plan. At its regular meeting on October 9, 2012, the Compensation Committee of the Board of Directors of the Registrant approved the performance measures and targets to be used to determine incentive awards under the Oil-Dri Corporation of America Annual Incentive Plan (the “Plan”) for the fiscal year ending July 31, 2013 (“fiscal 2013”). Under the Plan, eligible employees (including the Registrant’s principal executive officer (the “CEO”), principal financial officer and the three other most highly paid executive officers for fiscal 2013 (collectively, the “Named Executive Officers”)) may receive annual cash incentive awards equal to a percentage of base salary. The Plan provides for the possibility of awards based on corporate financial performance and special performance or a combination of the two. The performance measure approved for fiscal 2013 is corporate financial performance as measured by achievement of target pre-tax, pre-bonus income as specified in the Registrant’s fiscal 2013 annual incentive plan. Fiscal 2013 annual incentive plan target pre-tax, pre-bonus income will differ from pre-tax income shown in the Registrant’s fiscal 2013 audited consolidated financial statements in that the former will (a) include the entire amount of annual incentive plan awards, both cash and the executive deferred bonus awards described below, for fiscal 2013 and (b) subtract the amortization for prior years’ executive deferred bonus awards. As a result of these differences, the performance measure under the fiscal 2013 annual incentive plan takes into consideration the full amount of any executive deferred bonus awards in the fiscal year for which they are made, rather than amortizing those awards over their vesting period. The foregoing covers only those differences known at the time of the adoption of the fiscal 2013 performance measures. The Compensation Committee and, under certain circumstances, the CEO may adjust annual incentive plan target pre-tax, pre-bonus income.

The fiscal 2013 annual incentive plan provides that employees exempt from the overtime requirements of the Fair Labor Standards Act (“exempt employees”) will receive their full target bonus if the Registrant achieves 100% of its annual incentive plan target. If the Registrant achieves 110% of its annual incentive plan target, bonuses of 150% of target bonus will be paid, and if the Registrant achieves 120% of its annual incentive plan target, bonuses of 200% of target bonus will be paid. Under the Plan, bonuses are capped at 200% of target bonus. If the Registrant achieves 84% of its annual incentive plan target, bonuses of 25% of target will be paid. Additional specific targets between 84% of annual incentive plan target and 120% of annual incentive plan target were also approved. If performance falls between two of the specified targets, the bonus payment percentage will be prorated.

Employees not exempt from the overtime requirements of the Fair Labor Standards Act and not covered by a collective bargaining agreement (“non-exempt employees”) will receive their full target bonus of 7.5% of pay if the Registrant achieves 84% or more of its annual incentive plan target. Bonuses for these employees are capped at 100% of target bonus.

The Plan also provides for the possibility of executive deferred bonus awards for the Registrant’s senior management (including the Named Executive Officers). The fiscal 2013 performance measures and targets for executive deferred bonus awards under the Plan are the same as those listed above for exempt employees, except that no executive deferred bonus awards will be made unless 75% of target bonus is earned (meaning the Registrant has achieved 75% of its annual incentive plan target). Executive deferred bonus awards earned in fiscal 2013 will vest and be payable at the end of three years, on July 31, 2016, provided the participant is employed by the Registrant at that time. The Plan specifies certain events which may result in earlier vesting. All of the Named Executive Officers (except the CEO and the Vice President of Manufacturing) and certain other members of senior management are participants in the executive deferred bonus portion of the Plan for fiscal 2013. See the last paragraph below for further information relating to the CEO and the Vice President of Manufacturing.

Target bonuses for the cash portion of the Plan range from 4% to 50% of base salary; target bonuses for the executive deferred bonus portion range from 10% to 25% of base salary. The specific percentage for both the cash and executive deferred portions of the Plan are generally determined by each eligible employee’s salary grade. Essentially all salaried employees of the Registrant and its domestic subsidiaries, and certain employees of its United Kingdom and Canadian subsidiaries, are eligible to participate in the Plan.

The bonus opportunity for fiscal 2013 as a percent of base salary (as of the end of fiscal 2013) that each Named Executive Officer would receive if threshold, targeted and maximum performance is achieved is shown below:

	Bonus Opportunity as a % of Base Salary
	Threshold			Target			Maximum
	Cash Bonus	Deferred Bonus	Total Bonus	Cash Bonus	Deferred Bonus	Total Bonus	Cash Bonus	Deferred Bonus	Total Bonus
Daniel S. Jaffee	12.50%	0%	12.50%	50.00%	0%	50.00%	100.00%	0%	100.00%
President and Chief Executive Officer

Daniel T. Smith	7.92%	0%	7.92%	31.67%	20.00%	51.67%	63.34%	40.00%	103.34%
Vice President and Chief Financial Officer

Thomas F. Cofsky	10.00%	0%	10.00%	40.00%	0.00%	40.00%	80.00%	0.00%	80.00%
Vice President of Manufacturing

Douglas A. Graham	7.92%	0%	7.92%	31.67%	12.00%	43.67%	63.34%	24.00%	87.34%
Vice President, General Counsel and Secretary

Thierry R. Jean	8.75%	0%	8.75%	35.00%	15.00%	50.00%	70.00%	30.00%	100.00%
Vice President and General Manager, Consumer Packaged Goods

Note: The percentages shown above are based on the salary grades of the Named Executive Officers as of October 9, 2012 and may change if the salary grade of a Named Executive Officer changes during the remainder of fiscal 2013.

The Plan gives the CEO the discretion to adjust the performance measures, targets and payout ranges used for incentive purposes for the applicable fiscal year if the CEO determines such change is desirable in the interest of equitable treatment of our employees and the Registrant as a result of, among other things, extraordinary or nonrecurring events, a corporate reorganization or any other change in circumstances or event; provided, however, that in no event may any employee receive a bonus greater than 200% of target under the plan.

In addition to the discretionary authority of the CEO described above to adjust the performance measures, targets and payout ranges for eligible employees generally, the CEO may also exercise discretion in determining the incentive bonus to be paid under the Plan to any employee, including the Named Executive Officers (except himself), by:

•	Increasing or decreasing any participant’s percent of corporate financial performance bonus earned by up to 25 percentage points, subject to limitations specified in the Plan. For example, if according to the corporate financial performance measure 75% of the corporate financial performance bonus has been earned, the CEO may adjust an individual participant’s percent of corporate financial performance bonus earned to as little as 50% or as much as 100%.

•	Adjusting individual executive deferred bonus awards downward or upward, based on the participant’s individual performance and/or the performance of the participant’s department or division.

•	Awarding a bonus under the annual incentive plan of up to 25% of target bonus (and up to 100% of target bonus for non-exempt employees) if the Registrant fails to achieve the minimum performance otherwise required for payment of an award.

The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Plan, which was attached as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 2006, and which is incorporated herein by reference.

The CEO and Vice President of Manufacturing have each requested that they not be eligible for an executive deferred bonus award under the Plan in fiscal 2013. At its October 9, 2012 meeting, however, the Compensation Committee stated its current intention to grant to the CEO and Vice President of Manufacturing, at a meeting following the end of fiscal 2013, an award of restricted shares of Class B Stock under the terms of our 2006 Long Term Incentive Plan. If granted, the dollar value of the restricted shares award would be calculated to equal the amount, if any, of the executive deferred bonus award each would have received under the Plan as a result of our corporate financial performance in fiscal 2013, had the CEO and Vice President of Manufacturing been participants in that portion of the Plan. That dollar value would then be divided by the average closing sale price of the Registrant’s Common Stock for the 30 trading days preceding the date of grant (or another similar measure determined to be appropriate by the Compensation Committee) to establish the actual number of restricted shares granted. If any restricted shares are in fact granted, those shares would “cliff” vest in full on July 31, 2016.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits

Exhibit
Number	Description of Exhibits

99.1	Press Release of the Registrant dated October 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date: October 11, 2012

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Press Release of the Registrant dated October 11, 2012